Exhibit 1

Transactions in the Shares of the Issuer During the Past 60 Days

Nature of Transaction	Amount of Securities Purchased	Price per Share ($)	Date of Purchase

ENGINE CAPITAL, L.P.

Purchase of Common Stock	12,113	17.0596	02/28/2025
Purchase of Common Stock	20,777	16.8974	03/03/2025
Purchase of Common Stock	27,670	16.6987	03/04/2025
Purchase of Common Stock	4,017	16.7849	03/06/2025
Purchase of Common Stock	6,821	16.7849	03/06/2025
Purchase of Common Stock	5,569	17.1349	03/07/2025
Purchase of Common Stock	13,493	16.7379	03/10/2025
Purchase of Common Stock	2,846	16.7326	03/12/2025
Purchase of Common Stock	1,406	16.3820	03/14/2025
Purchase of Common Stock	8,699	13.6435	04/11/2025
Purchase of Common Stock	586	13.6435	04/11/2025
Purchase of Common Stock	20,642	12.9629	04/17/2025
Purchase of Common Stock	33,512	12.8640	04/21/2025
Purchase of Common Stock	1,362	12.8374	04/22/2025
Purchase of Common Stock	1,981	13.7978	04/30/2025
Purchase of Common Stock	38,381	11.9510	05/06/2025
Purchase of Common Stock	5,919	11.9510	05/06/2025
Purchase of Common Stock	240,295	11.9510	05/06/2025
Purchase of Common Stock	83,375	12.3106	05/07/2025

ENGINE JET CAPITAL, L.P.

Purchase of Common Stock	1,218	17.0596	02/28/2025
Purchase of Common Stock	2,090	16.8974	03/03/2025
Purchase of Common Stock	2,783	16.6987	03/04/2025
Purchase of Common Stock	1	16.7849	03/06/2025
Purchase of Common Stock	685	16.7849	03/06/2025
Purchase of Common Stock	560	17.1349	03/07/2025
Purchase of Common Stock	1,355	16.7379	03/10/2025
Purchase of Common Stock	286	16.7326	03/12/2025
Purchase of Common Stock	311	16.3820	03/14/2025
Purchase of Common Stock	576	11.9510	05/06/2025
Purchase of Common Stock	23,363	11.9510	05/06/2025
Purchase of Common Stock	8,106	12.3106	05/07/2025

ENGINE LIFT CAPITAL, LP

Purchase of Common Stock	1,243	17.0596	02/28/2025
Purchase of Common Stock	2,133	16.8974	03/03/2025
Purchase of Common Stock	2,841	16.6987	03/04/2025
Purchase of Common Stock	699	16.7849	03/06/2025
Purchase of Common Stock	571	17.1349	03/07/2025
Purchase of Common Stock	1,383	16.7379	03/10/2025
Purchase of Common Stock	292	16.7326	03/12/2025
Purchase of Common Stock	60	13.6435	04/11/2025
Purchase of Common Stock	2,109	12.9629	04/17/2025
Purchase of Common Stock	3,425	12.8640	04/21/2025
Purchase of Common Stock	139	12.8374	04/22/2025
Purchase of Common Stock	151	13.7978	04/30/2025
Purchase of Common Stock	3,922	11.9510	05/06/2025
Purchase of Common Stock	605	11.9510	05/06/2025
Purchase of Common Stock	24,554	11.9510	05/06/2025